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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:

[  ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

SYNGAS INTERNATIONAL CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SYNGAS INTERNATIONAL CORP.
78 Belleville Avenue
Spruce Grove, Alberta T7A 1H8
Canada

INFORMATION STATEMENT

Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

NOTICE OF CORPORATION ACTION
BY WRITTEN SHAREHOLDER CONSENT
WITHOUT SPECIAL MEETING OF THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of Syngas International Corp. (the “Company” or “us” or “we” or “our”) to the stockholders of record of the Company’s common stock at the close of business on April 26, 2007 (the “Record Date”), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following actions:

          1.      To amend our Articles of Incorporation to change our corporate name to “Energy Quest Inc.”;

          2.      To effect a reverse split of the Company's common stock in a ratio of one new share for every twenty existing shares of common stock pursuant to Nevada Revised Statutes (“NRS”) 78.2055. There will be no change to the par value and any fractional shares will be rounded up; and

          3     . To amend our Articles of Incorporation to increase our authorized capital from 100,000,000 common shares to 200,000,000 common shares.

Our Board of Directors unanimously adopted and approved the proposals, and on April 26, 2007 we received the written consent, in lieu of a meeting of stockholders, from the holders of 56.08% of the shares of our voting stock approving these actions.

This Information Statement is first being mailed or furnished to stockholders on or about May 10, 2007, and the Amendments described herein will not become effective until at least twenty calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING SECURITIES AND VOTING RIGHTS

As of April 26, 2007, we had authorized: (1) one hundred million shares of common stock, $0.001 par value, 39,850,364 of which were issued and outstanding and (2) one million shares of Preferred Stock, $0.01 par value, none of which were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

There will be no change to the par value of the Common Stock of the Company. There shall be no odd lots and any fractional shares will be rounded up, so that no shareholder shall have less than one share after the effectiveness of the reverse split.

STOCKHOLDERS' RIGHTS

Under NRS 78.2055, the Board of Directors may decrease the number of issued and outstanding shares without decreasing the number of authorized shares only if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and, (b) the proposal is approved by the vote of stockholders holding a majority of the voting power. Here, both conditions have been met. NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series A Preferred Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

On April 26, 2007, the following shareholders, who collectively owned approximately 56.08% of our voting power, consented in writing to the proposed actions:

	Common
Name	Shares	Percentage (2)
Wilf Ouellette (1)	10,000,000	25.09%
Carolyn Foster	7,570,000	19.00%
Ronald Foster	1,000,000	2.51%
Akiva Borenstein	1,540,000	3.86%
Randy Hayward	900,000	2.26%
Anvers Inc.	840,000	2.11%
Bartam Ltd.	500,000	1.25%
TOTAL	22,350,000	56.08%

(1)	Wilf Ouellette is the President and a director. 10,000,000 shares are held by 975110 Alberta Ltd., a company of which Mr. Ouellette is a director and has voting power and investment control.

(2)	Based on 39,850,364 common shares issued and outstanding as of April 26, 2007.

The actions described in this Information Statement cannot be taken until at least twenty days after this Information Statement has been first mailed to our stockholders.

Pursuant to the NRS, we are required to provide prompt notice to our stockholders, who have not consented in writing to such actions, of the taking of the corporate action by written consent. This Information Statement serves as such notice.

NO DISSENTERS' RIGHTS

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended and the Nevada Revised Statutes. No dissenters' rights under Nevada law are afforded to our stockholders as a result of the actions proposed in this Information Statement.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of stockholders entitled to vote a majority of the aggregate voting power of the Company:

General

Our Board has approved, and the stockholders owning a majority of the Company’s voting power have consented in writing to: (1) amend our Articles of Incorporation to change our corporate name to Energy Quest Inc.; (2) effect a reverse split of our common stock in a ratio of one new share for every twenty existing shares of common stock. There will be no change to the par value of common stock of the Company and any fractional shares will be rounded up; and (3) amend our Articles of Incorporation to effect the increase in our authorized capital to 200,000,000 common shares.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit “A”. amend our Articles of Incorporation to change our corporate name to Energy Quest Inc.;The stockholders owning a majority of our voting power have consented to the Amendment, which Amendment will become effective on May 31, 2007 (the "Effective Date").

We have taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than thirty days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of twenty calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until May 31, 2007, after the expiration of the twenty calendar day period.

Stockholder Approval Previously Obtained

As of April 26, 2007, 39,850,364 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. The Amendment requires the approval the holders of at least a majority of the voting power of the Company.

By written consent dated April 26, 2007, the stockholders owning a majority of the outstanding shares of the Common Stock have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments.

Corporate Name Change

On April 26, 2007, our board of directors unanimously adopted a resolution declaring it advisable to amend our Articles of Incorporation to change our name to “Energy Quest Inc.” Our board of directors further directed that this amendment be submitted for consideration by our stockholders. On April 26, 2007 the stockholders owning a majority of our outstanding shares approved by written consent the amendment of our Articles of Incorporation to change our name to “Energy Quest Inc.”

Effective Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth day after this information statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the name change with the Secretary of State of Nevada. This amendment to our Articles of Incorporation will become effective at the close of business on the date the amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. A copy of the amendment to our Articles of Incorporation is attached to this information statement as Exhibit “A”.

Reverse Split of Common Stock

Purpose. We believe that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, but because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of twenty times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue, and minimal assets may greatly impact our stock price and the ability to liquidate your shares.

While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

Effect. After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders' percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest). The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.

Increase in Authorized Capital

We are presently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The amended Articles of Incorporation provide for an authorized capital stock of 201,000,000 shares, of which 1,000,000 shares are shares of preferred stock, par value $0.01 per share, and 200,000,000 shares are shares of common stock, par value $0.001 per share.

The additional authorized common stock could be issued at the discretion of the board of directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with efforts to raise additional capital for us and our subsidiaries, stock award plans, acquisitions, and other corporate purposes.

Depending upon the nature and terms of issuance of the additional shares of common stock which the amendment will authorize, the issuance could, under certain circumstances, render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of our outstanding shares, thereby diluting the interest of a party seeking to take over the company.

Our Articles of Incorporation do not provide for cumulative voting. As a result, in order to be assured of representation on our board of directors, a shareholder must control the votes of a majority of shares present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires a person seeking a takeover to acquire a substantially greater number of shares to ensure representation on the board of directors than would be the case were cumulative voting available.

Except as we have explained above, we are not aware of any provisions of our Articles of Incorporation or Bylaws which have an anti-takeover effect.

EFFECTIVENESS OF AMENDMENT

We reserve the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of our voting power.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s outstanding Common Stock as of April 26, 2007 by: (1) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock; (2) each of the Company's named executive officers; and (3) each of the Company's directors.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and the address of each person listed in the following table (unless otherwise noted) is c/o Syngas International Corp., 78 Belleville Avenue, Spruce Grove, Alberta, Canada T7A 1H8.

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of April 26, 2007, but excludes shares of Common Stock underlying options held by any other person. The number of shares of Common Stock outstanding as of April 26, 2007 was 39,850,364. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Common
Name	Shares	Percentage
Wilf Ouellette (1)	10,000,000	25.09%
Carolyn Foster	7,570,000	19.00%
Steve Eilers (2)	0	0
Robert Klein (3)	0	0
TOTAL	17,570,000	44.09%

(1)

Wilf Ouellette is the President and a director of the Company. 10,000,000 shares are held by 975110 Alberta Ltd., a company of which Mr. Ouellette is a director and has voting power and investment control.

(2)	Steve Eilers is the Secretary, Treasure and a director of the Company.

(3)	Robert Klein is a director of the Company.

OTHER ACTION

No other action was taken or authorized by the stockholders’ written consent to corporate action to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by our Board of Directors and us. We will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if we determine that this is advisable.

By Order of the Board of Directors

/s/ Wilf Ouellette
Wilf Ouellette, President and Chief
Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
SYNGAS INTERNATIONAL CORP.

(Pursuant to NRS 78.385 and 78.390 - after Issuance of Stock)

We the undersigned do hereby certify that:

1           Article I – regarding the corporate name is hereby amended and restated in its entirety to read as follows:

“Article I –

The name of the corporation is ENERGY QUEST INC.”

2.           Article II - regarding the authorized capital stock is hereby amended to add the following:

“Article II –

The amount of total authorized capital stock which the Corporation shall have authority to issue is 200,000,000 shares of common stock, each with $0.001 par value and 1,000,000 shares of preferred stock, each with $0.01 par value.”

3.           All the rest or remainder of the Corporation's Articles of Incorporation shall remain in full force and effect.

4.           This amendment to the Articles of Incorporation has been duly adopted in accordance with the Nevada Revised Statutes.

5.           The number of shares of the Corporation outstanding and total voting rights of shares entitled to vote on an amendment to the Articles of Incorporation is 39,850,364 and that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

6.           The number of votes for such amendments was 22,350,000 (56.08%) .

7.           The effective date of this Amendment is May 31, 2007.

SYNGAS INTERNATIONAL CORP.

By:	/s/ Wilf Ouellette
Wilf Ouellette, President and Chief
Executive Officer